SUB-ITEM 77Q3

AIM INTERNATIONAL TOTAL RETURN FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 73C, 74U AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811-05426
SERIES NO.: 21


72DD. 1. Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                                                  350
      2.   Dividends for a second class of open-end company shares
           (000's Omitted)
           Class B                                                  101
           Class C                                                  115
           Institutional Class                                    1,186


73A.  Payments per share outstanding during the entire current period:
`     (form nnn.nnnn)
      1.   Dividends from net investment income
           Class A                                               0.4149
      2.   Dividends for a second class of open-end company shares
           (form nnn.nnnn)
           Class B                                               0.3950
           Class C                                               0.3950
           Institutional Class                                   0.4229


73C.  Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1.   Other distributions
           Class A                                               0.1461
      2. Distributions for a second class of open-end company shares (form nnn.nnnn)
           Class B                                               0.0834
           Class C                                               0.0834
           Class Y                                               0.0000
           Institutional Class                                   0.1670

74U.  1    Number of shares outstanding (000's Omitted)
           Class A                                                3,957
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                                                1,150
           Class C                                                1,635
           Class Y                                                    2
           Institutional Class                                    2,822


74V.  1    Net asset value per share (to nearest cent)
           Class A                                                $9.96
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                                                $9.94
           Class C                                                $9.94
           Class Y                                                $9.96
           Institutional Class                                    $9.96